                                                                     Exhibit 2.1

                                                             [Execution Version]

================================================================================

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                        THE FIRST AMERICAN CORPORATION,

                                 RUSTI CORP.,

                                      AND

                       CREDIT MANAGEMENT SOLUTIONS, INC.

                         Dated as of January 30, 2001

================================================================================

                               TABLE OF CONTENTS
                               -----------------
                                                                                 Page
                                                                                 -----
SECTION 1
    DEFINITIONS AND INTERPRETATIONS............................................   1
    1.1  Defined Terms.........................................................   1
    1.2  Principles of Construction............................................   7

SECTION 2
    THE MERGER AND RELATED MATTERS.............................................   7
    2.1  The Merger............................................................   7
    2.2  Conversion of Shares..................................................   8
    2.3  Surrender of Certificates.............................................   8
    2.4  No Further Rights of Transfers........................................  10
    2.5  Stock Option and Other Plans..........................................  10
    2.6  Certificate of Incorporation of the Surviving Corporation.............  12
    2.7  By-Laws of the Surviving Corporation..................................  12
    2.8  Directors and Officers of the Surviving Corporation...................  12
    2.9  Accounting Consequences...............................................  12
    2.10 Closing...............................................................  12

SECTION 3
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................  13
    3.1  Existence and Good Standing...........................................  13
    3.2  Authorization; Binding Effect.........................................  13
    3.3  Capitalization........................................................  13
    3.4  Subsidiaries and Investments..........................................  13
    3.5  SEC Reports and Financial Statements..................................  14
    3.6  Books and Records.....................................................  14
    3.7  Title to Properties; Encumbrances.....................................  15
    3.8  Real Property.........................................................  15
    3.9  Leases................................................................  15
    3.10 Material Contracts....................................................  15
    3.11 Restrictive Documents.................................................  16
    3.12 Litigation............................................................  16
    3.13 Taxes.................................................................  16

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

    3.14 Insurance.............................................................  18
    3.15 Intellectual Properties...............................................  18
    3.16 Compliance with Laws..................................................  21
    3.17 Governmental Licenses.................................................  21
    3.18 Labor Matters.........................................................  21
    3.19 Employee Benefit Plans................................................  22
    3.20 Interests in Clients, Suppliers, Etc..................................  25
    3.21 No Changes Since Balance Sheet Date...................................  26
    3.22 Consents and Approvals; No Violations.................................  26
    3.23 Pooling of Interests..................................................  27
    3.24 Disclosure............................................................  27
    3.25 Broker's or Finder's Fees.............................................  27
    3.26 Copies of Documents...................................................  27
    3.27 Registration Statement; Proxy Statement/Prospectus....................  27
    3.28 Opinion of Financial Advisor..........................................  28
    3.29 Vote Required.........................................................  28
    3.30 Board Approval........................................................  28
    3.31 Customers and Suppliers...............................................  28
    3.32 Affiliates............................................................  28

SECTION 4
    REPRESENTATIONS AND WARRANTIES OF FACO AND FACOSUB.........................  29
    4.1  Existence and Good Standing; Power and Authority......................  29
    4.2  Consents and Approvals; No Violations.................................  29
    4.3  Broker's or Finder's Fees.............................................  30
    4.4  FACO Common Shares....................................................  30
    4.5  Capitalization........................................................  30
    4.6  SEC Reports and Financial Statements..................................  30
    4.7  Litigation............................................................  31
    4.8  Compliance with Laws..................................................  31
    4.9  Disclosure............................................................  31
    4.10 Tax Matters...........................................................  31
    4.11 Board Approval........................................................  32
    4.12 Restrictive Documents.................................................  32
    4.13 Pooling of Interests..................................................  32
    4.14 Registration Statement; Proxy Statement/Prospectus....................  32
    4.15 Ownership of FACOSUB; No Prior Activities.............................  33



SECTION 5
    TRANSACTIONS PRIOR TO THE EFFECTIVE TIME...................................  33
    5.1  Conduct of the Business of the Company Prior to Closing...............  33
    5.2  Review of the Company; Confidentiality................................  34
    5.3  Exclusive Dealing.....................................................  35
    5.4  Best Efforts..........................................................  35

SECTION 6
    CONDITIONS PRECEDENT TO MERGER.............................................  36
    6.1  Conditions Precedent to Obligations of FACO, FACOSUB and the Company..  36
    6.2  Conditions Precedent to Obligations of FACO and FACOSUB...............  37
    6.3  Conditions Precedent to Obligation of the Company.....................  38

SECTION 7
    COVENANTS RELATING TO SECURITIES MATTERS...................................  39
    7.1  Proxy Statement/Prospectus; Registration Statement....................  39
    7.2  Listing...............................................................  40

SECTION 8
    OTHER COVENANTS............................................................  40
    8.1  Shareholder Approval..................................................  40
    8.2  HSR Act...............................................................  40
    8.3  Returns...............................................................  41
    8.4  Directors and Officers Indemnification................................  41
    8.5  Pooling Accounting....................................................  41
    8.6  Affiliate Agreements..................................................  42
    8.7  Confidentiality Agreement.............................................  42
    8.8  Takeover Statutes.....................................................  42
    8.9  Employee Benefit Plans................................................  42
    8.10 Company Opinion Letter................................................  43

SECTION 9
    TERMINATION................................................................  43
    9.1  Events of Termination.................................................  43
    9.2  Effect of Termination.................................................  44

SECTION 10
    NONSURVIVAL OF REPRESENTATIONS..............................................  44

SECTION 11
    MISCELLANEOUS...............................................................  45
    11.1  Knowledge.............................................................  45
    11.2  Expenses..............................................................  45
    11.3  Governing Law.........................................................  45
    11.4  Jurisdiction; Agents for Service of Process...........................  45
    11.5  Publicity.............................................................  45
    11.6  Notices...............................................................  46
    11.7  Parties in Interest...................................................  47
    11.8  Counterparts..........................................................  47
    11.9  Entire Agreement......................................................  47
    11.10 Amendments............................................................  47
    11.11 Extension; Waiver.....................................................  47
    11.12 Severability..........................................................  47
    11.13 Third Party Beneficiaries.............................................  47

EXHIBIT A -- CERTIFICATE OF MERGER
EXHIBIT B -- ARTICLES OF INCORPORATION
EXHIBIT C -- BY-LAWS
EXHIBIT D -- AFFILIATE AGREEMENT
EXHIBIT E -- POOLING AGREEMENT
EXHIBIT F -- REPRESENTATION LETTER

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of January 30, 2001 (this "Agreement"), by and among The First American Corporation, a California
 ---------
corporation ("FACO"), Rusti Corp., a Delaware corporation and a wholly-owned
              ----
subsidiary of FACO ("FACOSUB") and CREDIT MANAGEMENT SOLUTIONS, INC., a Delaware
                     -------
corporation (the "Company").
                  -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Boards of Directors of FACO, FACOSUB and the Company have each determined that it is in the best interests of their respective companies and the shareholders of their respective companies that the Company and FACOSUB combine into a single company through the statutory merger of FACOSUB with and into the Company (the "Merger") and, in furtherance thereof, have approved the
                       ------
Merger;

          WHEREAS, pursuant to the Merger, among other things, the outstanding shares of the Company's common stock, $0.01 par value per share (each whole share of common stock of the Company, a "Company Common Share"), shall be
                                         --------------------
converted into common shares, par value $1.00, of FACO (each whole Common share of FACO, a "FACO Common Share"), at the rate set forth herein;
            -----------------

          WHEREAS, the Parties (as defined below) intend to cause the Merger to be accounted for as a pooling of interests under APB Opinion No. 16, Staff Accounting Series Releases 130, 135 and 146, Staff Accounting Bulletins Topic Two (Business Combinations) and any similar or supplemental opinions, releases and bulletins (the "Pooling Rules");
                    -------------

          WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, in order to effectuate and facilitate the Merger, each Party has independently determined that it is in its best interest to enter into this Agreement and to consummate the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   SECTION 1
                        DEFINITIONS AND INTERPRETATIONS

          1.1  Defined Terms.  In this Agreement the following words and
               -------------
expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate Agreement" shall have the meaning provided in Section
           -------------------
6.2(f);

          "Agreement" shall have the meaning provided in the introductory
           ---------
paragraph hereto;

          "Antitrust Division" shall mean the Antitrust Division of the
           ------------------
Department of Justice;

          "Authorized Actions" shall include the following actions:
           ------------------

               (a) the purchase, as planned by the Company as of the date of this Agreement, of hardware and software reasonably necessary for the continued operation of the Company's CreditOnline Network;

               (b) the defining of bonus plans, the defining of commission plans and the offering of raises, in each case in the ordinary course of business of the Company, with respect to any employee of the Company and its Subsidiaries other than Scott Freiman, Neal Dittersdorf, Robert Vollono, Howard Tischler, Miles Grody and any other executive of the Company or any of its Subsidiaries; and

               (c) the granting of a commercially reasonable bonus plan to Scott Freiman, Neal Dittersdorf, Robert Vollono and Howard Tischler covering the six months ending June 30, 2001; provided that each of Scott Freiman, Neal Dittersdorf, Robert Vollono and Howard Tischler shall have executed an amendment to his employment agreement with the Company excluding amounts payable pursuant to such bonus plan from any calculation of severance payments to be made pursuant to such employment agreement.

          "Business Day" shall mean any day, excluding Saturday, Sunday or any
           ------------
day which shall be a legal holiday in the State of California or the State of Maryland;

          "By-Laws" shall have the meaning provided in Section 2.7;
           -------

          "Certificate of Incorporation" shall have the meaning provided in
           ----------------------------
Section 2.6;

          "Certificate of Merger" shall mean the Certificate of Merger in the
           ---------------------
form attached hereto as Exhibit A;
                        ---------

          "Closing" shall have the meaning provided in Section 2.10;
           -------

          "Closing Date" shall have the meaning provided in Section 2.10;
           ------------

          "Code" shall have the meaning provided in Section 3.19(a);
           ----

          "Company" shall have the meaning provided in the introductory
           -------
paragraph hereto;

          "Company Balance Sheet" shall mean the balance sheet of the Company
           ---------------------
included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000;

          "Company Balance Sheet Date" shall mean September 30, 2000;
           --------------------------

          "Company Common Certificate" shall have the meaning provided in
           --------------------------
Section 2.3(a);

          "Company Common Share" shall have the meaning provided in the second
           --------------------
WHEREAS clause;

          "Company Financial Statements" shall have the meaning provided in
           ----------------------------
Section 3.5;

          "Company Intellectual Property" shall mean all Intellectual Property
           -----------------------------
owned by the Company and/or any of its Subsidiaries or used in connection with the business of the Company and/or any of its Subsidiaries;

          "Company SEC Reports" shall have the meaning provided in Section 3.5;
           -------------------

          "Company Shareholders Meeting" shall have the meaning provided in
           ----------------------------
Section 8.1(b);

          "Company Stock Rights" shall have the meaning provided in Section
           --------------------
2.5(a);

          "Confidentiality Agreement" shall mean that certain Confidentiality
           -------------------------
and Nondisclosure Agreement, dated September 1, 2000 by and between FACO and Chase Securities Inc., as agent for the Company;

          "Delaware Code" shall mean the Delaware General Corporation Law;
           -------------

          "Effective Time" shall have the meaning provided in Section 2.1(b);
           --------------

          "Employee Assignments" shall have the meaning provided in Section
           --------------------
3.15(h);

          "Employee Benefit Plans" shall have the meaning provided in Section
           ----------------------
3.19(a);

          "Employee Stock Purchase Plan" shall mean the Company's 1996 Credit
           ----------------------------
Management Solutions, Inc. Employee Stock Purchase Plan in effect as of the date hereof;

          "Entity" shall mean any Person that is not a natural Person;
           ------

          "ERISA" shall have the meaning provided in Section 3.19(a);
           -----

          "Excepted Shares" shall mean any Company Common Shares which are held
           ---------------
by the Company or any Subsidiary of the Company or which are held, directly or indirectly, by FACO or any direct or indirect subsidiary of FACO (including FACOSUB);

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended;

          "Exchange Agent" shall have the meaning provided in Section 2.3(a);
           --------------

          "Exchange Ratio" shall have the meaning provided in Section 2.2(a);
           --------------

          "FACO" shall have the meaning provided in the introductory paragraph
           ----
hereto;

          "FACO Common Certificates" shall have the meaning provided in Section
           ------------------------
2.3(a);

          "FACO Common Shares" shall have the meaning provided in the second
           ------------------
WHEREAS clause;

          "FACO SEC Reports" shall have the meaning provided in Section 4.6;
           ----------------

          "FACOSUB" shall have the meaning provided in the introductory
           -------
paragraph hereto;

          "FACOSUB Common Shares" shall mean the common shares, $0.01 par value,
           ---------------------
of FACOSUB;

          "FTC" shall mean the Federal Trade Commission;
           ---

          "Governmental Entities" shall mean the appropriate legislative,
           ---------------------
executive, judicial, Federal, state and local governmental or regulatory agencies and authorities in the United States or any other jurisdiction;

          "HSR Act" shall have the meaning provided in Section 3.22;
           -------

          "Indemnified Parties" shall have the meaning provided in Section
           -------------------
8.4(a);

          "Intellectual Property" shall mean all domestic and foreign patents,
           ---------------------
patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators ("URLs"), inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), corporate and business names, source codes, object codes, computer software programs, trade names, trade dress, brand names, maskworks, trade secrets (including technical data, customer lists, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, databases, data collectors and other proprietary information or material of any type), whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing);

          "IRS" shall have the meaning provided in Section 3.19(f);
           ---

          "Licenses" shall have the meaning provided in Section 3.17;
           --------

          "Material Adverse Effect" shall mean, with respect to any Person, a
           -----------------------
material adverse effect on (i) the validity or enforceability of this Agreement,
(ii) the ability of such Person to perform its obligations under this Agreement or (iii) the business (without regard to any changes in the market price or trading volume of such Person's securities), assets, condition (without regard to any changes in the market price or trading volume of such Person's securities) or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse change, event or effect that is proximately
--------  -------
caused by (a) conditions affecting the United States economy generally or the economy of the regions in which such Person and its Subsidiaries, taken as a whole, conducts a material part of its business, (b) by conditions affecting the industries in which such Person and its Subsidiaries compete, (c) by the announcement of the Merger or by virtue of this Agreement, including compliance by such Person with its covenants hereunder or (d) any change in US GAAP, shall not be taken into account in determining whether there has been a Material Adverse Effect;

          "Merger" shall have the meaning provided in the first WHEREAS clause;
           ------

          "Merger Consideration" shall mean the FACO Common Shares and any cash
           --------------------
in lieu of fractional FACO Common Shares receivable by each shareholder of the Company pursuant to Section 2.2(a) and 2.2(b), respectively;

          "Merger Documents" shall mean those documents required to be filed
           ----------------
with the Delaware Secretary of State in accordance with Section 251 of the Delaware Code;

          "New Stock Rights" shall have the meaning provided in Section 2.5(a);
           ----------------

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----
(or any successor thereto);

          "NYSE" shall mean the New York Stock Exchange;
           ----

          "Party" or "Parties" shall mean each of FACO, FACOSUB and the Company,
           -----      -------
or all of them, as the case may be;

          "Permitted Liens" shall have the meaning provided in Section 3.7;
           ---------------

          "Person" shall mean and include any individual, partnership, joint
           ------
venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof;

          "Pooling Agreement" shall have the meaning provided in Section 6.2(f);
           -----------------

          "Pooling Rules" shall have the meaning provided in the third WHEREAS
           -------------
clause;

          "Pre-Closing Period" shall have the meaning provided in Section
           ------------------
3.13(b);

          "Principal Stockholders" shall mean Scott Freiman and James
           ----------------------
DeFrancesco.

          "Proxy Statement/Prospectus" shall have the meaning provided in
           --------------------------
Section 7.1(a);

          "Registration Statement" shall have the meaning provided in Section
           ----------------------
7.1(a);

          "Returns" shall have the meaning provided in Section 3.13(a);
           -------

          "Rule 145" shall have the meaning provided in Section 3.33;
           --------

          "SEC" shall mean the Securities and Exchange Commission;
           ---

          "Securities Act"  shall mean the Securities Act of 1933, as amended;
           --------------

          "Stock Plans" shall have the meaning provided in Section 2.5(a);
           -----------

          "Subsidiary" shall mean, with respect to any Person, (i) any
           ----------
corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any Entity (other than a corporation) in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest at the time or otherwise controls the management and affairs of such Entity (including the power to veto any material act or decision);

          "Surviving Corporation" shall have the meaning provided in Section
           ---------------------
2.1(a);

          "Takeover Proposal" shall mean any tender or exchange offer, or
           -----------------
proposal, other than a proposal by FACO or any of its affiliates, for a merger, share exchange or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Company or any of its Subsidiaries or a substantial portion of the assets of the Company or any of its Subsidiaries;

          "Takeover Statute" shall mean any "fair price," "moratorium," "control
           ----------------
share acquisition," or other similar antitakeover statute or regulation enacted under state or federal laws in the United States;

          "Taxes" shall mean all taxes, assessments, charges, duties, fees,
           -----
levies or other governmental charges, including, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person;

          "Trading Day" shall mean a day on which the NYSE is open for at least
           -----------
one-half of its normal business hours;

          "US GAAP" shall mean United States generally accepted accounting
           -------
principles applied on a consistent basis;

          "VEBAs" shall have the meaning provided in Section 3.19(a); and
           -----

          "Year 2000 Issues" shall mean, with respect to any computer or
           ----------------
telecommunications software or hardware that contains or calls on a calendar function that is indexed to a computer processing unit clock, provides specific dates or calculates spans of dates, the inability of such software or hardware without material expense to be rendered able, to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000.

          1.2  Principles of Construction.
               --------------------------

          (a) All references to Sections, subsections, Schedules and Exhibits are to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

          (b) All accounting terms not specifically defined herein shall be construed in accordance with US GAAP.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

          (d) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

          (e) This Agreement is the result of negotiations among and has been reviewed by each Party's counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party's involvement in its preparation.

          (f) The Schedules referred to herein are incorporated herein by reference.

                                   SECTION 2
                         THE MERGER AND RELATED MATTERS

          2.1  The Merger.
               ----------

          (a) At the Effective Time, and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Code, FACOSUB shall be merged with and into the Company and the separate corporate existence of FACOSUB shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation").
                  ---------------------

          (b) The Merger shall become effective when (i) the Closing has occurred and (ii) the Certificate of Merger, executed in accordance with the applicable provisions of the

Delaware Code, is filed with and approved by the Secretary of State of Delaware (the time of such filing and approval, the "Effective Time").
                                            ---------------

          (c) From and after the Effective Time, the Merger shall have the effects provided for in Section 251 of the Delaware Code.

          2.2  Conversion of Shares.  At the Effective Time, by virtue of the
               --------------------
Merger and without any action on the part of FACO, FACOSUB, the Company or any of their respective shareholders:

          (a) Each Company Common Share then issued and outstanding, other than Excepted Shares, shall be converted into the right to receive such fraction of a FACO Common Share equal to the quotient (rounded to the ten-thousandth place) resulting from the division of $6.25 by the average closing price per share of FACO Common Shares as reported on the NYSE for the ten Trading Days ending on the third Trading Day prior to the Company Shareholders Meeting (such fraction, the "Exchange Ratio"); provided that for purposes of determining the Exchange
     --------------
Ratio, (i) if such average closing price is greater than $30 per share, such average closing price shall be deemed to be equal to $30 per share and (ii) if such average closing price is less than $22 per share, such average closing price shall be deemed to be equal to $22 per share. All such Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Company Common Certificate representing any such Company Common Shares shall cease to have any rights with respect thereto, other than its right to receive FACO Common Shares and cash in lieu of fractional FACO Common Shares;

          (b) No fraction of a FACO Common Share will be issued, but in lieu thereof each holder of Company Common Shares who would otherwise be entitled to receive a fraction of a FACO Common Share shall receive from FACO an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction and (ii) the average closing price of a FACO Common Share, as reported on the NYSE, for the ten Trading Days ending on the Trading Day that is three Trading Days prior to the date of the Company Shareholders Meeting;

          (c) Excepted Shares shall be canceled and retired without any conversion thereof and shall not receive any cash payment with respect to a fractional share;

          (d) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to FACO Common Shares or Company Common Shares occurring after the date hereof and prior to the Effective Time; and

          (e) Each FACOSUB Common Share shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

          2.3  Surrender of Certificates.
               -------------------------

          (a) Exchange of Company Common Certificates.  At or prior to the
              ---------------------------------------
Effective Time, or as soon as practicable thereafter (but in no event later than ten (10) Business Days after the Effective Time), FACO, through such reasonable procedures as FACO and the Company mutually agree, shall deposit with the First American Trust Company (the "Exchange Agent") in trust for the holders of certificates which immediately
 --------------
prior to the Effective Time represented Company Common Shares (each such certificate a "Company Common Certificate"), and each such holder will be
               --------------------------
entitled to receive, upon surrender of one or more Company Common Certificates to the Exchange Agent in the manner set forth in subsection (b) below, (i) certificates representing the FACO Common Shares (the "FACO Common
                                                       -----------
Certificates") into which the Company Common Shares represented by such Company
------------
Common Certificates were converted in the Merger and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractions of shares pursuant to
Section 2.2(b). The Exchange Agent shall invest any such cash deposited with it as directed by FACO, on a daily basis. Any interest and other income resulting from such investments shall be paid to FACO.

          (b) Exchange Procedures.  Promptly (and in no event later than ten
              -------------------
(10) Business Days) after the Effective Time, the Exchange Agent shall mail to each record holder of a Company Common Certificate: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Certificates shall pass, only upon receipt of the Company Common Certificates by the Exchange Agent and shall otherwise be in such form and have such other provisions as FACO shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Common Certificates in exchange for FACO Common Certificates (and cash in lieu of fractional shares). Upon surrender to the Exchange Agent of a Company Common Certificate, together with such letter of transmittal properly completed and duly executed, together with any other customary documents as may be reasonably required by the Exchange Agent, the holder of such Company Common Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the Company Common Shares formerly represented by such Company Common Certificate and such Company Common Certificate shall forthwith be canceled. Until so surrendered, each Company Common Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which the holder of such Company Common Certificate is entitled pursuant to this Section 2.

          No dividends or other distributions with respect to FACO Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Common Certificate with respect to the FACO Common Shares represented thereby until the holder of record of such Company Common Certificate surrenders such Company Common Certificate. Subject to applicable law, following the surrender of any such Company Common Certificate, there shall be paid to the record holder of the FACO Common Certificates issued in exchange thereof, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this paragraph) with respect to the shares represented by such FACO Common Certificates.

          (c) Registration Name on Certificates.  If the Merger Consideration
              ---------------------------------
(or any portion thereof) is to be delivered to a Person other than the Person in whose name the Company Common Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that the Company Common Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay any transfer or other taxes payable by reason of the foregoing or establish to the reasonable satisfaction of FACO that such taxes have been paid or are not required to be paid.

          (d) Unavailable Certificates.  In the event any Company Common
              ------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Section 2, provided that the Surviving Corporation may require the Person to whom the Merger Consideration is paid, as a condition precedent to the payment thereof, to give the Surviving Corporation a bond in such sum as is customary or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Company Common Certificate claimed to have been lost, stolen or destroyed.

          (e) Merger Not Consummated.  In the event the Merger is not
              ----------------------
consummated for any reason, FACO and the Company shall promptly direct the Exchange Agent to return promptly to (i) each Person who deposited a Company Common Certificate and any other agreements or instruments tendered to the Exchange Agent by such Person, such Company Common Certificate and other agreements or instruments and (ii) FACO, the Merger Consideration.

          (f) Escheat Laws.  Notwithstanding any provisions of this Section 2 to
              ------------
the contrary, neither FACO nor the Surviving Corporation shall be liable to any holder of the Company Common Certificates formerly representing Company Common Shares for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.4  No Further Rights of Transfers. At and after the Effective Time,
               ------------------------------
each holder of a Company Common Certificate shall cease to have any rights as a shareholder of the Company, except for, in the case of a holder of a Company Common Certificate (other than Excepted Shares), the right to surrender his or her Company Common Certificate in exchange for the Merger Consideration, and no transfer of Company Common Shares shall be made on the stock transfer books of the Surviving Corporation. Company Common Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged as provided in this Section 2. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to the Company Common Shares shall be closed.

          2.5  Stock Option and Other Plans.
               ----------------------------

          (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) and the Board of Directors of FACO (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time all the outstanding stock options, stock issuance rights, stock appreciation rights, limited stock appreciation rights and stock purchase rights (the "Company Stock Rights") heretofore granted under any stock
                      --------------------
option, incentive or similar plan, agreement or arrangement of the Company and its Subsidiaries, except for the Employee Stock Purchase Plan (the "Stock
                                                                    -----
Plans"), shall be assumed by FACO and converted automatically into options to
-----
purchase FACO Common Shares (collectively, "New Stock Rights") in an amount and,
                                            ----------------
if applicable, at an exercise price determined as provided below:

          (i) The number of FACO Common Shares to be subject to each New Stock Right shall be equal to the product of (x) the number of Company Common Shares remaining subject (as of immediately prior to the Effective Time) to the original Company Stock Right and (y) the Exchange Ratio, provided that any fractional FACO Common Shares resulting from such multiplication shall be rounded down to the nearest share; and

          (ii) The exercise price per FACO Common Share under each New Stock Right shall be equal to the exercise price per Company Common Share under the original Company Stock Right divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

After the Effective Time, each New Stock Right shall be exercisable and shall vest in accordance with, and shall otherwise be subject to, the same terms and conditions as were applicable to the related Company Stock Right immediately prior to the Effective Time (except that with regard to such New Stock Right, any references to the Company shall be deemed, as appropriate, to include FACO).

          (b) The Company shall take all actions so that following the Effective Time no holder of a Company Stock Right under or any participant in any of the Stock Plans or the Employee Stock Purchase Plan shall have any right thereunder to acquire capital stock of the Company or the Surviving Corporation. The Company shall take all actions so that, as of the Effective Time, neither the Company nor the Surviving Corporation or any of their respective Subsidiaries is or will be bound by any Company Stock Rights, any stock rights under the Employee Stock Purchase Plan or other options, warrants, rights or agreements which would entitle any Person, other than FACOSUB or its affiliates, to own any capital stock of the Company, the Surviving Corporation or any of their respective subsidiaries or to receive any payment in respect thereof, except as otherwise provided herein. The Company shall, except as otherwise expressly required under employment agreements to which the Company is a party, refrain from exercising any discretionary authority granted under any Stock Plan to (x) accelerate the vesting of any Company Stock Right or (y) terminate any repurchase and/or cancellation right held by the Company, in each case whether as a result of the transactions contemplated hereby or otherwise.

          (c) FACO agrees that it shall take all action necessary, at or prior to the Effective Time, to authorize and reserve a number of FACO Common Shares sufficient for issuance upon exercise of options as contemplated by this Section 2.5.

          (d) Unless at the Effective Time the New Stock Rights are registered pursuant to an effective FACO registration statement, as soon as practicable (and in any event within ten (10) Business Days) following the Effective Time, FACO shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of FACO Common Shares equal to the number of shares subject to the New Stock Rights. Any such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) for at least as long as any New Stock Right remains outstanding. FACO shall also, as soon as practicable (and in any event within ten (10) Business Days) following the Effective Time, prepare and submit to the NYSE a listing application covering the FACO Common Shares subject to the New Stock Rights.

          (e) The Company hereby assigns, effective as of the Effective Time, all repurchase and/or cancellation rights it may have under any Stock Plan to FACO, and the Company shall take all further action as is necessary, at or prior to the Effective Time, to give effect to such assignment.

          (f) On or before the earlier of (i) the later of (A) the tenth day following the date of this Agreement and (B) the earliest date on which the termination of the Employee Stock Purchase Plan is permitted by the terms thereof and (ii) the Closing Date, the Company shall take all actions necessary to cause the termination of the Employee Stock Purchase Plan.

          2.6  Certificate of Incorporation of the Surviving Corporation.  The
               ---------------------------------------------------------
certificate of incorporation of the Company, as in effect immediately prior to the Effective Time and attached hereto as Exhibit B, shall be the certificate of
                                          ---------
incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation (the "Certificate of Incorporation") until
                                       ----------------------------
amended as provided therein and under the Delaware Code.

          2.7  By-Laws of the Surviving Corporation.  The by-laws of the
               ------------------------------------
Company, as in effect immediately prior to the Effective Time and attached hereto as Exhibit C, shall be the by-laws of the Surviving Corporation and
          ---------
thereafter shall continue to be its by-laws (the "By-Laws") until amended as
                                                  -------
provided therein and under the Certificate of Incorporation and the Delaware
Code.

          2.8  Directors and Officers of the Surviving Corporation.  At the
               ---------------------------------------------------
Effective Time, the directors of FACOSUB immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws, until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          2.9  Accounting Consequences.  The Parties intend that the Merger
               -----------------------
shall qualify for accounting treatment as a pooling of interests under APB Opinion No. 16, Staff Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletins Topic Two

(Business Combinations) and agree to take such actions as may reasonably be necessary or desirable to carry out the intentions of this Section 2.9.

          2.10  Closing.  The closing of the transactions contemplated hereby
                -------
(the "Closing") shall take place at the offices of White & Case LLP, 633 West
      -------
Fifth Street, Suite 1900, Los Angeles, California, as soon as practicable (and in any event within five (5) Business Days) after the last of the conditions set forth in Section 6 hereof is fulfilled or waived (subject to applicable law) or at such other time and place and on such other date as FACO and the Company shall mutually agree (the "Closing Date").
                           ------------

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company represents, warrants and agrees in favor of FACO and FACOSUB as follows:

          3.1  Existence and Good Standing.  The Company is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to conduct its business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or licensing necessary (except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company). Schedule
                                                                      --------
3.1 sets forth all such jurisdictions in which the Company is so duly qualified
---
or licensed to conduct its business.

          3.2  Authorization; Binding Effect.  This Agreement (i) has been duly
               -----------------------------
authorized and approved by all required corporate action of the Company, (ii) has been duly executed and delivered by the Company and (iii) constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

          3.3  Capitalization.  The authorized capital stock of the Company is
               --------------
(i) 40,000,000 common shares, $0.01 par value, of which 7,824,113 shares were issued and outstanding as of January 26, 2001 and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value, of which none are issued and outstanding as of the date of this Agreement. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.3, there is not and as of the Effective Time there will
             ------------
not be, outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any Company Common Shares, any other securities of the Company, or any equity interest in the Company or its business and none of the foregoing will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Schedule 3.3
                                                            ------------
contains a
complete and accurate list of Company Stock Rights granted under any
Stock Plans, including the "grant programs" pursuant to which such Company Stock Rights were granted. Except as set forth on Schedule 3.3, no Person has any
                                             ------------
demand or piggyback registration rights in respect of their Company Common
Shares.

          3.4  Subsidiaries and Investments.
               ----------------------------

          (a) Set forth on Schedule 3.4 hereto is a list of each direct or
                           ------------
indirect Subsidiary of the Company and the percentage ownership of the Company in each such Subsidiary. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (as set forth in Schedule 3.4) and has all requisite corporate
                              ------------
power to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Set forth on Schedule 3.4 is a list of jurisdictions in which each
                           ------------
Subsidiary of the Company is qualified as a foreign company. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned, leased or operated by each Subsidiary of the Company, or the nature of the business conducted by each Subsidiary of the Company, makes such qualification necessary, except where the failure to obtain such qualification would not have a Material Adverse Effect on the Company.

          3.5  SEC Reports and Financial Statements.  Each form, report,
               ------------------------------------
schedule, registration statement and definitive proxy statement filed by the Company with the SEC on or after October 11, 1996 (as such documents have been amended prior to the date hereof, the "Company SEC Reports"), as of their
                                       -------------------
respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and, since the first date on which Company Common Shares were listed for trading on the NASDAQ National Market System, the rules of the NASD. The Company has made available to FACO accurate and complete copies of all SEC Reports filed by the Company since October 11, 1996. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or failed to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in such Company SEC Reports (the "Company Financial Statements") complied as to form in
                          ----------------------------
all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with US GAAP as in effect as of such dates (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to normal, year-end adjustments, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof.

          3.6  Books and Records.  The minute books of the Company and each of
               -----------------
its Subsidiaries contain, in all material respects, accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of the Company and its respective Subsidiaries. Except as set forth on Schedule 3.6,
                                                 ------------
neither the Company nor any of its Subsidiaries has any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its Subsidiaries; provided, however, that the Company does not represent or warrant that (a) it
--------  -------
has full access to, or direct control over, all versions and modifications of systems, data or information that are developed and owned by Company and distributed to customers or other end users or placed in escrow pursuant to written agreements with customers or other end users or (b) it has full access to, owns or directly controls, any records, systems, data or information licensed or leased from third parties.

          3.7  Title to Properties; Encumbrances.  Except (1) as set forth on
               ---------------------------------
Schedule 3.7 (and except for (x) property leased by the Company and (y)
------------
Intellectual Property, which, for the avoidance of doubt, are represented and warranted to in Sections 3.9 and 3.15, respectively) and (2) for properties and assets reflected in the Company Balance Sheet or acquired since the Company Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company and its Subsidiaries have good, valid and marketable title to all of their respective properties and assets (real and personal, tangible and intangible), including all of the properties and assets reflected in the Company Balance Sheet, except as indicated in the notes thereto, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Company Balance Sheet, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, and other liens or other imperfections in title, if any, which do not, individually or in the aggregate, materially detract from the value of, or impair the use of, such property by the Company or such Subsidiary in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) liens described on Schedule 3.7 (liens of the type
                                               ------------
described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").
                ---------------

          3.8  Real Property.  Neither the Company nor any of its Subsidiaries
               -------------
owns, directly or indirectly, in whole or in part, any interest in any real property.

          3.9  Leases.  Schedule 3.9 contains an accurate and complete list of
               ------   ------------
each real and personal property lease for which total annual rent payments equal or exceed $25,000 to which the Company or any of its Subsidiaries is a party (as lessee or lessor). Each lease set forth on Schedule 3.9 (or required to be set
                                            ------------
forth on Schedule 3.9) is in full force and effect; all rents and additional
         ------------
rents due by the Company or one of its Subsidiaries to date on each such lease have been paid (other than any pass through expenses not yet invoiced to the Company); in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except where such defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The tangible personal property leased by the Company and its

Subsidiaries is in a state of good maintenance and repair, reasonable wear and tear excepted, except where the state of such property would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.10  Material Contracts.  Except as set forth on Schedule 3.10 or in
                ------------------                          -------------
the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is bound by (a) any agreement, contract or commitment relating to the employment of any Person (as hereinafter defined) by either the Company or any of its Subsidiaries or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $50,000 per individual item or $100,000 in the aggregate, (d) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person other than the Company or one of its Subsidiaries (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the ability of the Company to engage in any line of business or to compete with any Person or (h) any agreement, contract or commitment not entered into in the ordinary course of business which involves $50,000 or more and is not cancelable without penalty within 30 days. Each contract or agreement set forth on Schedule 3.10 (or required to be set
                                        -------------
forth on Schedule 3.10) and filed as a part of a Company SEC Report is in full
         -------------
force and effect. Neither the Company nor any of its Subsidiaries has violated any of the terms or conditions of any contract or agreement set forth on
Schedule 3.10 (or required to be set forth on Schedule 3.10), or filed as a part
-------------                                 -------------
of a Company SEC Report, in any material respect, and, to the best knowledge, information and belief of the Company, all of the covenants to be performed by any other party thereto have been fully performed.

          3.11  Restrictive Documents.  Except as set forth on Schedule 3.11,
                ---------------------                          -------------
neither the Company nor any of its Subsidiaries is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of the Company or any of its Subsidiaries to acquire any property or conduct business in any area or (b) has or would reasonably be expected to have a Material Adverse Effect on the Company.

          3.12  Litigation.  Except as set forth on Schedule 3.12, there is no
                ----------                          -------------
action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company, threatened, against or impacting the Company, any of its Subsidiaries or any of their respective properties or rights which could materially and adversely affect the right or ability of the Company or any of its Subsidiaries to carry on its business as now conducted, or which could have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the Company.

          3.13  Taxes.
                -----

          (a)   Tax Returns.  The Company and each of its Subsidiaries have
                -----------
filed or caused to be filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes (the "Returns") that are required to be
                                              -------
filed by, or with respect to, the Company or such Subsidiary on or prior to the Closing Date. The Returns have accurately reflected in all material respects and will accurately reflect in all material respects all liability for Taxes of the Company and such Subsidiaries for the periods covered thereby.

          (b) Payment of Taxes.  All material Taxes and Tax liabilities of the
              ----------------
Company and each of its Subsidiaries for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (the "Pre-Closing
                                                              -----------
Period") have been paid or adequately accrued and disclosed and fully provided for on the books and records of the Company and each of its Subsidiaries in accordance with US GAAP.

          (c)  Other Tax Matters.
               -----------------

               (i) Except as set forth on Schedule  3.13(c)(i), neither the
                                          --------------------
Company nor any of its Subsidiaries has received notice of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has the Company or any of its Subsidiaries received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries.

               (ii) Except as set forth on Schedule 3.13(c)(ii), neither the
                                           --------------------
Company nor any of its Subsidiaries (A) has, as of the Closing Date, entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company and (B) is, as of the Closing Date, currently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

               (iii) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return, other than the consolidated, unified or combined Returns of the Company's Subsidiaries filed with other Subsidiaries of the Company and/or the Company, provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

               (iv) All Taxes which either the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

               (v) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between (A) the Company or any predecessor, Subsidiary or other affiliate thereof and (B) any other party under which FACO, the Company or any of the Company's Subsidiaries could be liable for any Taxes or other claims of any party.

               (vii) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

               (viii) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

               (ix) No claim has ever been made by any taxing authority in a jurisdiction where the Company does not file Returns that the Company or any of its assets are or may be subject to taxation by that jurisdiction.

               (x) The Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

         3.14  Insurance.  Set forth on Schedule 3.14 is a complete list of
               ---------                -------------
insurance policies which the Company and its Subsidiaries maintain with respect to their respective businesses, properties and employees. Such policies are in full force and effect. None of such policies is the subject of any notice of termination. There are no circumstances that would give rise to any cancellation or termination of any such policies based on any default, breach or other action or omission of the Company, its Subsidiaries or any of their respective officers, directors and employees. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as are consistent with customary industry practices in the respective industries in which the Company and each Subsidiary thereof is engaged.

         3.15  Intellectual Properties.
               -----------------------

          (a)  Schedule 3.15(a) is an accurate and complete list of all
               ----------------
domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names and URLs, corporate and business names, trade names, brand names and material computer software programs developed or owned by the Company and/or its Subsidiaries. To the extent indicated on such Schedule, the Intellectual Property listed (or required to be listed) on Schedule 3.15(a) has been duly registered in, filed in or issued by
           ----------------
the United States Patent and Trademark Office, United States Copyright Office, a duly accredited domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date. Copies of all items of Company Intellectual Property listed (or required to be listed) on
Schedule 3.15(a) that have been reduced to writing or other tangible form have been made available by the Company to FACO and its counsel (including true and complete copies of all related licenses, and amendments and modifications thereto) (excluding, however, source code, which is highly confidential and proprietary).

          (b)  Except (i) as set forth in Schedule 3.15(b), (ii) for agreements
                                          ----------------
(including purchase orders, sales agreements and license agreements) entered into in the ordinary course of business between the Company, or a Subsidiary thereof, and customers of the Company and its Subsidiaries and (iii) for licenses related to "off the shelf" or other software widely available through regular commercial distribution channels on generally standard terms and conditions, neither the Company nor any of its Subsidiaries is a party to any license or agreement, whether as licensor, licensee, or otherwise with respect to any Intellectual Property. Except as set forth in Schedule 3.15(b), to the extent any Intellectual Property is used under license in the business of the Company and/or any of its Subsidiaries, no notice of a material default has been sent or received by the Company or any of its Subsidiaries under any such license which remains uncured and the execution, delivery or performance of the Company's obligations hereunder will not result in such a default. Each license agreement to which the Company or any of its Subsidiaries is a party is a legal, valid and binding obligation of the Company and/or its Subsidiaries and, to the best knowledge, information and belief of the Company, each of the other parties thereto, enforceable by the Company and/or its Subsidiaries in accordance with the terms thereof.

          (c)  Except as set forth in Schedule 3.15(c), the Company and/or its
                                      ----------------
Subsidiaries owns or is licensed to use, all of the material Company Intellectual Property (including all of the Intellectual Property set forth (or required to be set forth) in Schedule 3.15(a)), free and clear of any liens,
                             ----------------
security interest, charges, encumbrances and other adverse claims, without obligation to pay any royalty or any other fees with respect thereto. Neither the Company's or any of its Subsidiaries' use of the Company Intellectual Property developed or owned by the Company or any of its Subsidiaries and, to the best knowledge, information and belief of the Company, all other Company Intellectual Property, nor the operation of the Company's or any of its Subsidiaries' business, as presently used and operated violates, infringes, misappropriates or misuses any intellectual property rights of any third party. Except as set forth in Schedule 3.15(c), no Company Intellectual Property has
                       ----------------
been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. Except as set forth in

Schedule 3.15(c), the Company and its Subsidiaries have the exclusive right to
----------------
file, prosecute and maintain all applications and registrations identified (or required to be identified) in Schedule 3.15(a).
                              ----------------

          (d)  Except as set forth in Schedule 3.15(d), neither the Company nor
                                      ----------------
any of its Subsidiaries has received any written notice or claim from any third party challenging the right of the Company or any of its Subsidiaries to use any of the Company Intellectual Property. The Company Intellectual Property listed (or required to be listed) on Schedules 3.15(a) and 3.15(b) constitutes all the
                              -----------------     -------
Intellectual Property necessary to operate the business of the Company and its

Subsidiaries as of the date of this Agreement, as of the Closing Date and thereafter, in the manner in which it is presently operated, except for licenses related to "off the shelf" or other software widely available through regular commercial distribution channels on generally standard terms and conditions.

          (e)  Except as set forth in Schedule 3.15(e), neither the Company
                                      ----------------
nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company or any of its Subsidiaries) of its rights to, or in connection with any Intellectual Property, which claim is still pending. Except as set forth in Schedule 3.15(e), neither the Company nor any
                                 ----------------
of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, sales agreements, strategic alliance agreements, license agreements or any agreements with end users or customers, in each case arising in the ordinary course of business.

          (f)  Except as set forth in Schedule 3.15(f), to the best
                                      ----------------
knowledge, information and belief of the Company, there is no pending or threatened claim by any third party of a violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the Company Intellectual Property. To the best knowledge, information and belief of the Company, neither the Company nor any of its Subsidiaries knows of any valid basis for any such claims.

          (g)  Except as set forth in Schedule 3.15(g), there are no
                                      ----------------
interferences or other contested proceedings, either pending or, to the best knowledge, information and belief of the Company, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to the Company Intellectual Property identified (or required to be identified) on Schedule 3.15(a).
               ----------------

          (h)  Except as set forth on Schedule 3.15(h), the Company and its
                                      ----------------
Subsidiaries have secured valid written assignments ("Employee Assignments")
                                                      --------------------
from all consultants and employees who contributed to the creation or development of Company Intellectual Property developed by or on behalf of the Company or any of its Subsidiaries of the rights to such contributions that the Company or its Subsidiaries do not already own by operation of law.

          (i) The Company and its Subsidiaries have taken all commercially reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes. To the best knowledge, information and belief of the Company, neither the Company nor any of its Subsidiaries has breached any agreements of non-disclosure or confidentiality.

          (j)  Except as set forth on Schedule 3.15(j), no Year 2000 Issues
                                      ----------------
exist with respect to any of the computer and telecommunications software and hardware, including source and object code, necessary to carry on the Company's business substantially as currently conducted.  Except as set forth on Schedule 3.15(j), to the best knowledge,
                                   ----------------
information and belief of the Company, none of the Company's significant (individually or in the aggregate) suppliers, significant (individually or in the aggregate) customers and those other Persons with which (individually or in the aggregate) it conducts significant business are unable to identify and resolve their own Year 2000 Issues, except where the inability of such suppliers, customers and other Persons to identify and resolve their own Year 2000 Issues would not have a Material Adverse Effect on the Company.

          (k) With respect to all material software developed by the Company for use in its business and either (i) distributed to any customer or other end user or (ii) used to provide services to any customer or other end user (collectively, "Distributed Company Software"), the Company has taken
                ----------------------------
commercially reasonable efforts consistent with standard practice in the industry to document the use, maintenance and operation of the Distributed Company Software for use in its business as currently conducted. The Company has made commercially reasonable efforts consistent with standard practice in the industry to ensure that the Distributed Company Software as currently distributed performs in accordance with the specifications for that software. As currently conducted, the operation of the business of the Company includes a reasonable effort consistent with standard practice in the industry to protect Distributed Software, before distribution, against viruses, trojan horses and other unauthorized malicious code.

          (l)  Except as set forth on Schedule 3.15(l), neither the Company nor
                                      ----------------
any of its Subsidiaries has entered into any agreements, understandings or other arrangements with any Principal Stockholder concerning any portion of the Company Intellectual Property.

         3.16  Compliance with Laws.  The Company and each of its Subsidiaries
               --------------------
are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company.

         3.17  Governmental Licenses.  Each of the Company and its Subsidiaries
               ---------------------
has all governmental licenses, permits, franchises, approvals, permits and other authorizations of, and have made all registrations and or filings with, all Governmental Entities (the "Licenses") necessary to own, lease and operate its
                            --------
properties and to enable it to carry on its respective business as presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Licenses held by the Company and each of its Subsidiaries, are in full force and effect, except where the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received notice of any proceeding for suspension or revocation of, or similar proceedings with respect to, any such License. No jurisdiction has demanded or requested that the Company or any of its Subsidiaries qualify or become licensed as a foreign corporation.

         3.18  Labor Matters.
               -------------

          (a) Each of the Company and its Subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (b) No unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board and, to the best knowledge, information and belief of the Company, no unfair labor practice complaint is threatened or pending against the Company before the National Labor Relations Board.

          (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge, information and belief of the Company, threatened against or involving the Company or any of its Subsidiaries.

          (d) No union representation question exists respecting the employees of the Company or any of its Subsidiaries.

          (e) No grievance which would reasonably be expected to have a Material Adverse Effect upon the Company, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted.

          (f) No collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

          (g) There has been no, and will not be any, "layoff" or "plant closing" as defined by the Worker Adjustment Retraining and Notification Act during the 90 days prior to the Closing Date.

         3.19  Employee Benefit Plans.
               ----------------------

          (a)  List of Plans.  Set forth in Schedule 3.19(a) is an accurate and
               -------------                ----------------
complete list of all (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock
                                   -----
purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs"), under Section 501(c)(9) of the Internal
                            -----
Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), profit-sharing, pension or retirement, deferred
                 ----
compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this

Section 3.19, any predecessors to the Company or any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a single employer (1) within the meaning of Section 414 of the Code, or (2) as a result of the Company or any Subsidiary being or having been a general partner of any such employer), since November 1, 1992 ("Employee Benefit Plans").
       ----------------------

          (b)  Status of Plans.  Except as set forth on Schedule 3.19(b) with
               ---------------                          ----------------
respect only to remedial amendments pursuant to the Code, each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including ERISA and the Code, and has at all times been maintained and operated in material compliance with its terms and the requirements of all applicable laws, including ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred since November 1, 1992, or is expected to occur. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. No condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

          (c)  No Pension Plans.  No Employee Benefit Plan is an "employee
               ----------------
pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to
Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (d)  Liabilities.  Neither the Company nor any of its Subsidiaries
               -----------
maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent such noncompliance would not result in material liability, and neither the Company nor any of its Subsidiaries is subject to any material liability, including additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of
Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

          Except as required by Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code or any similar applicable state law, and except as set forth on Schedule 3.19(d), neither the Company nor any of its Subsidiaries
         ----------------
maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the best knowledge, information and belief of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

          Neither the Company nor any of its Subsidiaries has incurred any material liability for any tax or excise tax arising under Chapter 43 of the Code, and, to the best knowledge, information and belief of the Company, no event has occurred and no condition or circumstance has existed that could give rise to any such material liability.

          There are no actions, suits, claims or disputes pending, or, to the best knowledge and belief of the Company, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

          (e)  Contributions.  Full payment has been timely made of all amounts
               -------------
which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge and belief of the Company and its Subsidiaries no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (f)  Tax Qualification.  Except as set forth on Schedule 3.19(f) with
               -----------------                          ----------------
respect only to any applications to the IRS for determination letters which the Company has made or will make prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letters, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service (the "IRS"), and
                                                                    ---
each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the IRS or such Employee Benefit Plan has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

          (g)  Transactions.  Neither the Company nor any of its Subsidiaries
               ------------
nor any of their respective directors, officers, employees or, to the best knowledge and belief of the Company, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject the Company or any of its Subsidiaries to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

          (h)  Triggering Events.  Except as set forth on Schedule 3.19(h), the
               -----------------                          ----------------
execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in
Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries, other than with respect to the termination of any 401(k), profit sharing plan or other qualified plan of the Company. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

          (i)  Documents.  The Company has delivered or made available to
               ---------
FACO and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including (where applicable):
(i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on IRS Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

         3.20  Interests in Clients, Suppliers, Etc.  Except as set forth on
               -------------------------------------
Schedule 3.20, no officer, director, affiliate or, to the best knowledge,
-------------
information and belief of the Company, employee of the Company or any of its Subsidiaries either (a) is or (b) possesses, directly or indirectly, any financial interest in or (c) is a director, officer or employee of, any Person which is, a client of, supplier to, customer of, lessor to, lessee of or competitor or potential competitor of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.20, neither the Company nor any of its
                       -------------
Subsidiaries is a party to any transaction agreement, arrangement or understanding with any affiliate, officer, director or employee of the Company or any of its Subsidiaries. Ownership of securities of a company whose securities are registered under the Exchange Act of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

          Except as set forth on Schedule 3.20 or in the Company SEC Reports
                                 -------------
filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is indebted to any director, officer, employee or agent of the Company or any of its Subsidiaries (except for amounts due as normal salaries or bonuses or in reimbursement of ordinary expenses), and no such person is indebted to the Company or any of its Subsidiaries, there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

         3.21  No Changes Since Balance Sheet Date.  Except as set forth in the
               -----------------------------------
Company SEC Reports filed prior to the date of this Agreement, on Schedule 3.21
                                                                  -------------
or as expressly permitted or contemplated by this Agreement, since the Company Balance Sheet Date neither the Company nor any of its Subsidiaries has
(a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business,
(b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor, except in the ordinary course of business, (e) made any distribution to its shareholders or declared or paid any dividend or made any distribution on any shares of its capital stock (f) redeemed, purchased or otherwise acquired any shares of its capital stock, (g) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock, (h) made any bonus or profit sharing distribution or payment of any kind,
(i) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person,
(j)
written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company and its Subsidiaries, taken as a whole, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) canceled or waived any claims or rights of material value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any material transaction, except in the ordinary course of business or (o) agreed, whether or not in writing, to do any of the foregoing.

          3.22  Consents and Approvals; No Violations.  Assuming (i) the filings
                -------------------------------------
required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been
              -------
terminated or expired, (ii) the shareholders of the Company approve the Merger and (iii) the Merger Documents are accepted for filing with the Delaware Secretary of State, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) violate any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than the filing of the Registration Statement with the SEC and the Prospectus/Proxy Statement with the NYSE and the NASD or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either the Company or any of its Subsidiaries is a party, or by which either the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, other than, in the case of clauses (b), (c) and (d) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.23  Pooling of Interests.  Neither the Company nor any of its
                --------------------
Subsidiaries or, to the best knowledge, information and belief of the Company, any of their respective directors, officers or shareholders has taken any action, nor to the best knowledge, information and belief of the Company does any fact or circumstance exist, which would interfere with FACO's ability to account for the Merger as a pooling of interests under the Pooling Rules;

provided, however, that if FACO waives the condition precedent to closing
--------  -------
contained in Section 6.2(g), the representations and warranties contained in this Section 3.23 shall terminate and have no further effect.

          3.24  Disclosure.  None of this Agreement and the Schedules, Exhibits
                ----------
and certificates attached hereto or delivered by the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company which is reasonably likely to have a Material Adverse Effect on the Company and which has not been disclosed in a Schedule, Exhibit or certificate attached or provided hereto.

         3.25  Broker's or Finder's Fees.  Except as set forth on Schedule
               -------------------------                          --------
3.25, no agent, broker, person or firm acting on behalf of the Company or any of its Subsidiaries is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

         3.26  Copies of Documents.  The Company has caused to be made
               -------------------
available for inspection by FACO and its advisers, to the extent requested by FACO, true, complete and correct copies of all documents referred to in this
Section 3 or in any Schedule or Exhibit attached hereto.

         3.27  Registration Statement; Proxy Statement/Prospectus.  The
               --------------------------------------------------
information supplied by the Company and its Subsidiaries for inclusion in the Registration Statement pursuant to which the FACO Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company or any of its Subsidiaries for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading, with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform FACO.

         3.28  Opinion of Financial Advisor.  The Company has been advised in
               ----------------------------
writing by its financial advisor, Chase Securities, Inc., in customary form and substance that in such advisor's opinion, as of the date hereof, the Exchange Ratio is fair to the shareholders of the Company from a financial point of view.

         3.29  Vote Required.  The affirmative vote of the holders of a
               -------------
majority of the voting shares of the Company outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of the Company's capital stock necessary to approve this Agreement and the transaction contemplated hereby, including the Merger.

         3.30  Board Approval.  The Board of Directors of the Company (at a
               --------------
meeting duly called and held) has unanimously (a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders and (c) recommended that the shareholders of the Company approve this Agreement and the Merger.

         3.31  Customers and Suppliers.  As of the date hereof, no customer
               -----------------------
which individually accounted for more than 5% of the Company's and its Subsidiaries', taken as a whole, gross revenues during the 12 month period preceding the date hereof has indicated to either the Company or any of its Subsidiaries that it will stop, or materially decrease the rate of, buying services or products of the Company and its Subsidiaries, or has at any time on or after December 31, 1999 decreased materially its usage of the services or products of the Company or any of its Subsidiaries. Except as set forth on
Schedule 3.31, as of the date hereof, no material supplier of the Company or any
-------------
of its Subsidiaries has indicated to the Company or any of its Subsidiaries that it will stop, or materially decrease the rate of, supplying materials, products or services to the Company.

         3.32  Affiliates.  Schedule 3.32 sets forth those officers, directors,
               ----------   -------------
employees and agents of the Company and its Subsidiaries who, and other persons who to the best knowledge, information and belief of the Company, as of the date hereof may be deemed "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145").
                                       --------

                                   SECTION 4

              REPRESENTATIONS AND WARRANTIES OF FACO AND FACOSUB

          Each of FACO and FACOSUB represents, warrants and agrees in favor of the Company as follows:

          4.1  Existence and Good Standing; Power and Authority.  FACO is a
               ------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. FACOSUB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of FACO and FACOSUB has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of FACO and FACOSUB is duly qualified or licensed to conduct its respective business, and is in good standing, in each jurisdiction in which the character or location of the respective property owned, leased or operated by it or the nature of the respective business conducted by it makes such qualification or licensing necessary (except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on FACO or FACOSUB). Each of FACO and FACOSUB has the corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement (i) has been duly authorized and approved by all required corporate action of FACO and FACOSUB, (ii) has been duly executed and delivered by each of FACO and FACOSUB and (iii) constitutes the legal, valid and binding obligation of FACO and FACOSUB enforceable against FACO and FACOSUB in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

          4.2  Consents and Approvals; No Violations.  Assuming (i) the filings
               -------------------------------------
required under the HSR Act are made and the waiting period thereunder has been terminated or expired, (ii) the Registration Statement has been filed and declared effective, (iii) the shareholders of the Company approve the Merger,
(iv) the Merger Documents are accepted for filing with the Secretary of State of Delaware and (v) the Proxy Statement/Prospectus is delivered to the Shareholders at least twenty (20) Business Days prior to the Company Shareholders Meeting, the execution and delivery of this Agreement by FACO and FACOSUB and the consummation of the transactions contemplated hereby will not (a) violate any provision of the articles or certificate of incorporation or by-laws of either FACO or FACOSUB, (b) violate any statute, ordinance, rule, regulation, order or decree of any court or any governmental or regulatory body, agency or authority applicable to either FACO or FACOSUB, (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, authority, other than the filing of the Prospectus/Proxy Statement with the NYSE and the NASD or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of either FACO or FACOSUB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which either FACO or FACOSUB is a party, or by which they or any of their properties or assets may be bound, other than, in the case of clauses (b), (c) and (d) above, any violations, breaches, conflicts, defaults and liens which, and filings, permits, consents, approvals and notices the absence of which, would not, individually or in the aggregate, have a Material Adverse Effect on FACO.

          4.3    Broker's or Finder's Fees.  Except as set forth on Schedule
                 -------------------------                          --------
4.3, no agent, broker, person or firm acting on behalf of FACO, FACOSUB or any of their respective Subsidiaries is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

          4.4  FACO Common Shares.  The FACO Common Shares to be delivered in
               ------------------
connection with the Merger and, subject to Section 2.5, the FACO Common Shares to be issued upon the exercise of New Stock Rights (a) have been authorized, (b) when delivered, will be validly issued, fully paid, nonassessable and registered pursuant to an effective registration statement under the Securities Act, (c) will be issued in compliance with all federal and state securities laws and (d) will be listed for trading with the NYSE.

          4.5  Capitalization.  The authorized capital stock of FACO is
               --------------
180,000,000 common shares, par value $1.00, of which 63,968,403 were issued and outstanding as of January 26, 2001 and 500,000 shares of Series A Junior Participating Preferred Shares, par value $1.00, none of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Except for options granted under FACO's 1996 Employee Stock Option Plan and the 1997 Directors Stock Plan, and except as set forth on Schedule 4.5 or in the FACO SEC Reports, there are
                           ------------
no outstanding material options, warrants, calls, commitments, rights of exchange, convertible securities or other securities or rights, plans or other agreements of any character issued, granted or entered into by FACO which entitle the holder thereof or any other party thereto to purchase or acquire FACO Common Shares, any other securities of FACO or any equity interest in FACO or its business, and no such rights will arise as a result of the execution or performance of this Agreement or the transactions contemplated herein. Except as set forth on Schedule 4.5, no Person has any demand or piggyback registration
             ------------
rights in respect of their FACO Common Shares.

          4.6  SEC Reports and Financial Statements.  Except with respect to any
               ------------------------------------
information supplied by the Company or any of its Subsidiaries for inclusion therein, each form, report, schedule, registration statement, definitive proxy statement filed by FACO with the SEC on or after October 11, 1996 (as such documents have been amended prior to the date hereof, the "FACO SEC Reports"),
                                                           ----------------
as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and, since the first date on which FACO Common Shares were listed for trading on the NYSE, the rules of the NYSE. FACO has made available to the Company accurate and complete copies of all FACO SEC Reports filed by the Company since October 11, 1996. Except with respect to any information supplied by the Company or any of its Subsidiaries for inclusion therein, none of the FACO SEC Reports, as of their respective dates, contained any untrue statement of material fact or failed to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FACO and its Subsidiaries included in such FACO SEC Reports complied as to form in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with US GAAP as in effect as of such dates (except as may be indicated in the notes thereto, or in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects, subject, in the case of the unaudited interim financial statements, to normal, year-end adjustments, the consolidated financial position of FACO and its Subsidiaries as of the dates thereof and neither FACO nor any of its Subsidiaries has incurred any material liabilities and obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature except material liabilities, obligations and contingencies
(a) which are reflected in the consolidated balance sheet of FACO and its Subsidiaries at December 31, 1999, (b) which (i) were incurred in the ordinary course of business after December 31, 1999 or (ii) are disclosed in the FACO SEC Reports filed after December 31, 1999, (c) which are not required to be recorded as a liability under US GAAP or disclosed in notes to financial statements or
(d) which individually or in the aggregate are not expected to have a Material Adverse Effect on FACO. Since December 31, 1999, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of FACO or any of its Subsidiaries except changes resulting from changes in accounting pronouncements of the Financial Accounting Standards Boards, changes in applicable laws or rules or regulations thereunder or changes disclosed in the FACO SEC Reports.

          4.7  Litigation.  Except as disclosed in the FACO SEC Reports, there
               ----------
is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of FACO any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of FACO, threatened, against or impacting FACO, any of its Subsidiaries or any of its or their properties or rights which could materially and adversely affect the right and ability of FACO and its Subsidiaries, taken as a whole, to carry on its business as now conducted or which could have a Material Adverse Effect on FACO. Neither FACO nor its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on FACO.

          4.8  Compliance with Laws.  Except as set forth on Schedule 4.8, FACO
               --------------------                          ------------
and its Subsidiaries are in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on FACO.

          4.9  Disclosure.  None of this Agreement, any Schedule, Exhibit or
               ----------
certificate attached hereto or delivered by FACO or FACOSUB pursuant to this Agreement contains any untrue statement by FACO or FACOSUB of a material fact, or omits any statement of a material fact necessary in order to make the statements of FACO or FACOSUB contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to FACO which is reasonably likely to have a Material Adverse Effect on FACO.

          4.10  Tax Matters.  Prior to the Merger, FACO will be in control of
                -----------
FACOSUB within the meaning of Section 368(c) of the Code. FACO has no plan or intention to reacquire any of the FACO Common Shares issued in connection with the Merger. FACO has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation or to sell or otherwise dispose of the capital stock of the Surviving Corporation, except for transfers of shares of the Surviving Corporation to corporations controlled by FACO. The Surviving Corporation will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

          4.11  Board Approval.  The Boards of Directors of FACO and FACOSUB,
                --------------
respectively (each at a meeting duly called and held or by written consent in lieu of such meeting) has approved this Agreement and the Merger.

          4.12  Restrictive Documents.  Neither FACO nor any of its Subsidiaries
                ---------------------
(including FACOSUB) is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, order, law, rule, ordinance, regulation, judgment or decree, or any other restriction of any kind or character, which, by its own operation, and not by the breach or violation, as the case may be, thereof, (a) would materially restrict the ability of FACO and its Subsidiaries, taken as a whole, to acquire any property or conduct business in any area or (b) has or would reasonably be expected to have a Material Adverse Effect on FACO.

          4.13  Pooling of Interests.  Neither FACO nor any of its Subsidiaries
                --------------------
or, to the best knowledge, information, and belief of FACO, any of their respective directors, officers or shareholders have taken any action, and to the best knowledge, information and belief of FACO no facts or circumstances exist, which would interfere with FACO's ability to account for the Merger as a pooling of interests under the Pooling Rules; provided, however, that if FACO waives the condition precedent to
               --------  -------
closing contained in Section 6.2(g), the representations and warranties contained in this Section 4.13 shall terminate and have no further effect.

          4.14  Registration Statement; Proxy Statement/Prospectus.  Except with
                --------------------------------------------------
respect to any information supplied by the Company or any of its Subsidiaries, the information included by FACO in the Registration Statement pursuant to which the FACO Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto and documents incorporated therein by reference) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to any information supplied by the Company or any of its Subsidiaries, the information included by FACO or any of its Subsidiaries in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, at the time of the Company Shareholder Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make statements made therein, in light of the circumstances under which they are made, not false or misleading in any material respect.

          4.15  Ownership of FACOSUB; No Prior Activities.  As of the date of
                -----------------------------------------
this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, and except for this Agreement and any other agreements contemplated by this Agreement, FACOSUB has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                   SECTION 5
                   TRANSACTIONS PRIOR TO THE EFFECTIVE TIME

          5.1  Conduct of the Business of the Company Prior to Closing.  During
               -------------------------------------------------------
the period from the date of this Agreement to the Effective Time, the Company shall and shall cause its Subsidiaries to: (x) conduct their respective operations only according to the ordinary and usual course of business, accurately maintain their corporate books and records in the manner required by the Delaware Code and any other applicable law, maintain their accounting and other financial records in accordance with applicable accounting requirements, published rules and regulations of the SEC with respect thereto, and US GAAP, and use reasonable efforts to preserve intact their business organizations, keep available the services of their officers and employees (without having any obligation to provide retention packages) and maintain existing relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them; (y) confer with FACO concerning operational matters of a material nature (including the cancellation or waiver of any claim or right in excess of $50,000) and (z) report periodically to FACO concerning the business, operations and finances of the Company and its Subsidiaries. Notwithstanding the immediately preceding sentence, prior to the Effective Time, except as may be first approved in writing by FACO, except for the Authorized Actions or as is otherwise permitted or required by this Agreement, the Company shall and the Company shall cause each of its Subsidiaries to: (a) refrain from amending or modifying their respective articles of incorporation, certificates of incorporation and by-laws from their respective forms on the date of this Agreement, (b) refrain from paying any bonuses (except only to the extent that the Company or any of its Subsidiaries has expressly agreed and is bound as of the date of this Agreement to pay such bonuses) and increasing any salaries or other compensation to any director, officer, employee or stockholder and entering into any employment, severance, or similar agreement with any director, officer, or employee,
(c) refrain from adopting or increasing any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of their respective, directors, officers or employees, except as required by applicable law, (d) refrain from entering into any contract or commitment except contracts and commitments in the ordinary course of business, (e) refrain from increasing their indebtedness for borrowed money, except borrowings in the ordinary course of business under existing lines of credit, provided that such borrowings shall not exceed the maximum commitment under each such existing line of credit, (f) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from declaring or paying any dividends in respect of their respective capital stock or redeeming, purchasing or otherwise acquiring any of their respective securities, (h) refrain from making any material change in accounting methods or practices, except as required by law or US GAAP,
(i) refrain from selling any shares of capital stock or any other securities, as the case may be, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of their respective capital stock or any other securities, or making any other changes in their respective capital structures, except such issuances or sales of securities which either the Company or any of its Subsidiaries is already obligated to make as of the date of this Agreement and which are disclosed to FACO, (j) refrain from selling, leasing or otherwise disposing of any asset or property other than in the ordinary course of business, (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material,
(m) refrain from taking any action which would interfere with FACO's ability to account for the Merger as a pooling of interests, (n) to the extent not included in clauses (a) through (m) above, refrain from taking any of the actions described in Section 3.21 and (o) refrain from agreeing to do any of the foregoing.

          5.2  Review of the Company; Confidentiality.
               --------------------------------------

          (a) FACO may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the Company and its Subsidiaries and their financial and legal condition to the extent FACO deems necessary or advisable to familiarize itself with such properties and other matters; such review shall not, however, affect the representations and warranties made by the Company in this Agreement or the remedies of FACO for breaches of those representations and warranties. The Company shall, and shall cause the Subsidiaries of the Company to, permit FACO and its representatives to have, after the date of execution of this Agreement, reasonable access, during normal business hours and upon reasonable advance notice, to the premises, to the officers, employees and to all the books and records of the Company and its Subsidiaries and to cause the officers of the Company and its Subsidiaries to furnish FACO with such financial and operating data and other information with respect to the business and properties of the Company as FACO shall from time to time reasonably request.

          (b) In the event of termination of this Agreement, FACO shall keep confidential any material information obtained from the Company and its Subsidiaries concerning the Company's and its Subsidiaries' properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of the Company, shall return to the Company and its Subsidiaries or destroy all copies of any schedules, statements, documents, source codes, object codes, programs and flowcharts or other written information obtained in connection therewith, including, but not limited to, any materials prepared by FACO or its representatives (except for work product encompassed by the attorney-client privilege) containing any such confidential information, except to the extent that such materials contain information confidential to FACO, in which case such materials shall not be returned, but destroyed. Each of the Company and FACO shall deliver or cause to be delivered to the other such additional instruments, documents and certificates as the other may reasonably request for the purpose of (i) verifying the information set forth in this Agreement and on any Schedule or Exhibit attached hereto and
(ii) consummating or evidencing the transactions contemplated by this Agreement.

          (c) In the event of termination of this Agreement, the Company shall keep confidential any material information obtained from FACO and its Subsidiaries concerning the FACO's and its Subsidiaries' properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of FACO, shall return to FACO and its Subsidiaries or destroy all copies of any schedules, statements, documents or other written information obtained in connection therewith, including any materials prepared by the Company or its representatives (except for work product encompassed by the attorney-client privilege) containing any such confidential information, except to the extent that such materials contain information confidential to the Company, in which case such materials shall not be returned, but destroyed. In the event of termination of this Agreement, the Confidentiality Agreement shall remain in full force and effect.

          5.3  Exclusive Dealing.  The Company shall not, and shall not permit
               -----------------
any of its Subsidiaries to, and the Company and its Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Company or any of its Subsidiaries to, solicit, initiate, knowingly encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action that would reasonably be expected to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. The Company shall promptly (and in no event later than one (1) Business Day after obtaining knowledge thereof) advise FACO orally and in writing of any

Takeover Proposal or any inquiries or discussions with respect thereto and shall promptly, but in any event within two (2) Business Days of receipt, furnish to FACO a copy of any such written proposal or a written summary of any such oral proposal. Neither the Board of Directors of the Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to FACO the approval or recommendation by the Board of Directors of the Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Company (or any officer of the Company acting solely at the instruction of the Board of Directors of the Company) from (i) furnishing information to or entering into discussions or negotiations with any unsolicited Person or taking any other action if and only to the extent that the Board of Directors of the Company shall have determined in good faith, that such action is required in the exercise of its fiduciary duties, based upon the advice of its outside counsel confirmed in writing by such outside counsel or (ii) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

          5.4  Best Efforts.  Until such time as this Agreement is terminated
               ------------
pursuant to Section 9.1, each of the Company, FACO and FACOSUB shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company, FACO and FACOSUB as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger; provided, however, that in order to obtain any
                              --------  -------
such consent, approval or authorization no (a) loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, (b) contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company, FACO or FACOSUB and (c) Party shall, and no Party shall be required to, commit to any divestiture transaction, agree to sell or hold separate or agree to license to such Party's competitors, before or after the Effective Time, any of FACO's, the Company's or their respective Subsidiaries' businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets.

                                   SECTION 6
                        CONDITIONS PRECEDENT TO MERGER

          6.1  Conditions Precedent to Obligations of FACO, FACOSUB and the
               ------------------------------------------------------------
Company.  The respective obligations of FACO and FACOSUB, on the one hand, and
-------
the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date of each of the following conditions:

          (a)  Approval of Company's Shareholders.  This Agreement and the
               ----------------------------------
Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with applicable law and the Company's certificate of incorporation and by-laws;

          (b)  HSR Act.  Any waiting period (and any extension thereof) under
               -------
the HSR Act applicable to the Merger shall have expired or been terminated;

          (c)  Statutes; Governmental Approvals.  No statute, rule, regulation,
               --------------------------------
executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger; all governmental and other consents and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received;

          (d)  No Litigation.  No temporary or preliminary or permanent
               -------------
injunction or other order issued by a court or other government body or by any public authority to restrain or prohibit or restraining or prohibiting the consummation of the Merger shall be in effect;

          (e)  Securities Matters.  The SEC shall have declared effective the
               ------------------
Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto; and

          (f)  Listing.  The FACO Common Shares to be delivered shall have been
               -------
listed with the NYSE, subject only to official notice of issuance.

          6.2  Conditions Precedent to Obligations of FACO and FACOSUB.  The
               -------------------------------------------------------
obligations of FACO and FACOSUB to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

          (a)  Truth of Representations and Warranties.  The representations and
               ---------------------------------------
warranties of the Company contained herein shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date), and the Company shall have delivered to FACO a certificate from the Chief Executive Officer of the Company, dated the Closing Date to such effect;

          (b)  Performance of Agreements.  All of the agreements of the Company
               -------------------------
to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects as of the Closing Date, and the Company shall have delivered to FACO a certificate from the Chief Executive Officer of the Company, dated the Closing Date, to such effect;

          (c)  Good Standing and Other Certificates.  As of the Closing Date,
              ------------------------------------
the Company shall have delivered to FACO (i) copies of the Company's certificate of incorporation including all amendments thereto, certified by the Secretary of State of Delaware, (ii) a certificate from the Secretary of State or other appropriate official of the Company's jurisdiction of incorporation to the effect that the Company is in good standing in such jurisdiction and listing all charter documents of the Company on file, (iii) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State and (iv) a copy of the by-laws of the Company, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date;

          (d)  No Material Adverse Effect.  During the period from the date
               --------------------------
hereof to the Closing Date, there shall have been no Material Adverse Effect on the Company, and there shall not have occurred any change or development that FACO can demonstrate has a probability of having a Material Adverse Effect on the Company;

          (e)  Proceedings.  As of the Closing Date, the Company shall have
               -----------
delivered to FACO certified copies of resolutions duly adopted by the Company's Board of Directors and shareholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as are necessary to enable the Merger to be consummated as provided in this Agreement. All other proceedings in connection with the Merger and the other transactions contemplated hereby, and all other instruments, consents, waivers, approvals, endorsements and documents referred to hereunder or otherwise necessary to enable the Merger to be consummated as provided in this Agreement, shall have occurred or been obtained, as the case may be, and be reasonable in form and substance;

          (f)  Affiliates.  As of the date immediately preceding the date that
               ----------
the Registration Statement is filed, FACO shall have received from each person that is deemed an "affiliate" of the Company under Rule 145 on the date immediately preceding the date of the filing of the Registration Statement written agreements substantially in the form attached hereto as Exhibit D (each
                                                                ---------
such agreement, an "Affiliate Agreement") and Exhibit E (each such agreement, a
                    -------------------       ---------
"Pooling Agreement"), and, in the event that any other Person becomes an
 -----------------
affiliate of the Company thereafter, an Affiliate Agreement and a Pooling Agreement from such Person, and each such Affiliate Agreement and Pooling Agreement shall remain in full force and effect;

          (g)  Letters from Accountants.  As of the Closing Date and as of the
               ------------------------
date the Registration Statement is declared effective by the SEC, FACO shall have received a letter or letters from PriceWaterhouseCoopers LLP, as independent auditors of FACO and the Company, in a form reasonably acceptable to FACO, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement; and

          (h)  Termination of Plans.  Any 401(k), profit sharing plan or other
               --------------------
qualified plan of the Company shall have been terminated; provided, however,
                                                          --------  -------
that FACO shall have provided the opportunity for participants in such plans of the Company who are to be employed by FACO or the Surviving Corporation following the Effective Time to "roll over" their account balances into FACO's 401(k) plan. The Employee Stock Purchase Plan shall have been terminated.

          (i)  Employee Benefit Plans.  The Company shall have filed annual
               ----------------------
reports on IRS Form 5500 with respect to all Employee Benefit Plans for which such reports are required to be filed for each plan year for which such annual reports are due, and the Company shall have paid any applicable penalties with respect to the Company's failure to timely file such annual reports. The Company shall have furnished FACO with copies of all such annual reports and evidence reasonably acceptable to FACO of the filing thereof. The Company shall have prepared a summary plan description, as required by ERISA, and furnished to applicable plan participants a copy thereof, for each Employee Benefit Plan for which no summary plan description has previously been prepared and furnished to plan participants. The Company shall have furnished to FACO copies of each such summary plan description.

          6.3  Conditions Precedent to Obligation of the Company.  The
               -------------------------------------------------
obligation of the Company to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

          (a)  Opinion of Counsel.  The Company shall have received a written
               ------------------
opinion from Brobeck, Phleger & Harrison LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code (it being agreed that in rendering such opinion, Brobeck, Phleger & Harrison LLP shall be entitled to rely on representations made by FACO, FACOSUB and the Company as to certain matters relating to the qualification of the Merger as a reorganization under Section 368(a) of the Code);

          (b)  Good Standing Certificate.  As of the Closing Date FACO and
               -------------------------
FACOSUB shall have delivered to the Company (i) copies of the articles of incorporation and certificate of incorporation of FACO and FACOSUB, respectively, including all amendments thereto, certified by the Secretary of State of the State of California and the Secretary of State of Delaware, respectively and (ii) a certificate from the Secretary of State of the State of California and the Secretary of State of Delaware to the effect that FACO and FACOSUB, respectively, is in good standing in such State, and listing all charter documents of FACO and FACOSUB on file;

          (c)  Truth of Representations and Warranties.  The representations and
               ---------------------------------------
warranties of FACO and FACOSUB contained herein shall be true and accurate in all material respects, in each case at and as of the date of this Agreement and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date), and FACO and FACOSUB shall have delivered to the Company a certificate from the President of FACO and FACOSUB, respectively, dated the Closing Date, to such effect;

          (d)  Performance of Agreements.  All of the agreements of FACO and
               -------------------------
FACOSUB to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and FACO and FACOSUB shall have delivered to the Company a certificate, dated the Closing Date, to such effect;

          (e)  Proceedings.  As of the Closing Date, FACO and FACOSUB shall
               -----------
have delivered to the Company certified copies of resolutions duly adopted by their respective Boards of Directors and, with respect to FACOSUB, its sole shareholder, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as are necessary to enable the Merger to be consummated as provided in this Agreement. All other proceedings in connection with the Merger and the other transactions contemplated hereby, and all other instruments, consents, waivers, approvals, endorsements and documents referred to hereunder or otherwise necessary to enable the Merger to be consummated as provided in this Agreement, shall have occurred or been obtained, as the case may be, and be reasonable in form and substance;

          (f)  No Material Adverse Effect.  During the period from the date
               --------------------------
hereof to the Closing Date, there shall have been no Material Adverse Effect on FACO and there shall not have occurred any change or development that the Company can demonstrate has a probability of having a Material Adverse Effect on FACO; and

          (g)  Fairness Opinion.  The Company shall have received an opinion in
               ----------------
customary form and substance from Chase Securities, Inc., its financial advisor, dated as of the date of the mailing of the Proxy Statement/Prospectus, confirming the opinion referred to in Section 3.28.

                                   SECTION 7
                   COVENANTS RELATING TO SECURITIES MATTERS

          7.1  Proxy Statement/Prospectus; Registration Statement.
               --------------------------------------------------

          (a) As soon as practicable following the date of this Agreement, FACO and the Company shall jointly prepare and FACO shall file with the SEC, a registration statement on Form S-4 under the Securities Act (the "Registration
                                                                  ------------
Statement"), which will include a proxy statement/prospectus (the "Proxy
---------                                                          -----
Statement/Prospectus") describing, among other things, the transactions
--------------------
contemplated by this Agreement. FACO and the Company shall also take any action (other than, with respect to FACO and the Company, qualifying to do business in any jurisdiction in which they are not now so qualified and, with respect to FACO, accounting for the Merger as a "purchase") required to be taken under state blue sky or securities laws in connection with the issuance of FACO Common Shares necessary to fulfill the transaction contemplated by this Agreement.
FACO and the Company shall each furnish the other all information concerning FACO and the Company and all such other information required for use in the Proxy Statement/Prospectus and each of FACO and the Company shall take such other action as the other may reasonably request in connection with the preparation of the Proxy Statement/Prospectus. FACO shall use all commercially reasonable efforts to have or to cause the Registration Statement to become effective as promptly as practicable (except that FACO shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective) and shall take all action required under applicable federal or state securities laws in connection with the issuance of FACO Common Shares in the Merger (other than qualifying to do business in any jurisdiction in which FACO is not now so qualified).

          (b) If at any time prior to the Effective Time any event with respect to FACO or the Company or their respective Subsidiaries shall occur which is required at that time to be described in the Proxy Statement/Prospectus, the Party with respect to whom the event occurs shall promptly notify the other Parties, and to the extent required by law, FACO will promptly file an amendment or supplement with the SEC and disseminate such amendment to the Company shareholders.

          7.2  Listing.  FACO shall prepare and submit to the NYSE a listing
               -------
application covering the FACO Common Shares to be issued in the Merger, and shall use its best efforts to cause such shares to be approved for listing and trading on the NYSE prior to the Effective Time, subject to official notice of issuance. Such listing application shall be submitted to the NYSE promptly following the filing of the Registration Statement with the SEC.

                                   SECTION 8
                                OTHER COVENANTS

          8.1  Shareholder Approval.  In order to consummate the Merger, the
               --------------------
Company, acting through its Board of Directors, shall, in accordance with applicable law:

          (a) promptly furnish a copy of the Proxy Statement/Prospectus to each of its shareholders after the Registration Statement has become effective with the SEC;

          (b) promptly and duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Shareholders Meeting") for the
                                          ----------------------------
purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at such Company Shareholders Meeting; provided, however, that the Company Shareholders Meeting shall not be
         --------  -------
held on a day earlier than the day that is twenty (20) Business Days after the Proxy Statement/Prospectus has been delivered to the shareholders of the Company; and

          (c) use its reasonable best efforts to obtain the necessary approval of the Merger by its shareholders.

          8.2  HSR Act.   FACO and the Company shall each, in cooperation with
               -------
the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the FTC and the Antitrust Division, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each Party shall make all such further filings and submissions, and take such further action as may be required in connection therewith (except that no Party hereby commits to any divestiture transaction, agrees to sell or hold separate or agrees to license to such Party's competitors any of their or their respective Subsidiaries' businesses, product lines, properties or assets, or agrees to any changes or restrictions in the operation of such businesses, product lines, properties or assets), and shall furnish the other all information in its possession necessary therefor. FACO and the Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division or the FTC, and the Party receiving the request shall use its reasonable best efforts to comply with such request as soon as possible. Neither such Party shall withdraw any such filing or submission without the written consent of the other.

          8.3  Returns.  Except as required by law, the Company shall not file,
               -------
and shall cause its Subsidiaries to refrain from filing, any Returns with respect to the Company or such Subsidiary without the prior written consent of FACO.

          8.4  Directors and Officers Indemnification.
               --------------------------------------

          (a) After the Effective Time, FACO will, and will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (the

"Indemnified Parties") in respect of acts or omissions occurring on or prior to
--------------------
the Effective Time to the extent provided under the Company's and its Subsidiaries' certificate of incorporation (or equivalent organizational documents) and bylaws or any indemnification agreement with the Company's and its Subsidiaries' officers and directors to which the Company and/or its Subsidiaries is a party, in each case in effect on the date hereof; provided that any indemnification of an officer, director, employee or agent of the Company or any of its Subsidiaries under this Section 8.4(a) shall, regardless of the identity of the Person providing such indemnification, be subject to all limitations imposed from time to time under laws applicable to the Company or such Subsidiary, as the case may be.

          (b) For six years after the Effective Time, FACO will cause the Surviving Corporation to use its best efforts to procure officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company's and/or its Subsidiaries' officers' and directors' liability insurance policy on terms substantially similar to those of, and with a reputable insurance carrier comparable to the carrier providing, such policy in effect on the date hereof. If the Surviving Corporation is unable to obtain the insurance required by this Section, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (c) The provisions of this Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          8.5  Pooling Accounting.  Except to the extent that FACO determines
               ------------------
otherwise in its sole discretion by written notice to the Company, FACO and the Company shall each use their respective best efforts to cause the business combination effected by the Merger to be accounted for as a pooling of interests. Each of the Company and FACO shall use its best efforts to cause "affiliates" (as defined in Section 6.2(f)) not to take any action that would adversely affect the ability of FACO to account for the business combination to be effected by the Merger as a pooling of interests.

          8.6  Affiliate Agreements.  The Company shall provide FACO such
               --------------------
information and documents as FACO shall reasonably request for purposes of reviewing the list of persons contained in Schedule 3.32 and the Company shall
                                           -------------
provide to FACO prior to the Closing a supplemental list including any additional persons who may be deemed "affiliates" of the Company within the meaning of Rule 145 and who are not otherwise included on Schedule 3.32. The
                                                          -------------
Company shall use its best efforts to deliver or cause to be delivered to FACO, concurrently with the execution of this Agreement (and in each case prior to the filing of the

Registration Statement) from each of the affiliates of the Company, an executed Affiliate Agreement and a Pooling Agreement. FACO and FACOSUB shall be entitled to place appropriate legends on the certificates evidencing any FACO Common Shares to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for FACO Common Shares, consistent with the terms of such Affiliate Agreements.

          8.7  Confidentiality Agreement.  The Parties agree that the
               -------------------------
Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall terminate as of the date hereof. The Parties further agree that the Confidentiality Agreement shall terminate as of the Effective Time.

          8.8  Takeover Statutes.  If any Takeover Statute is or may become
               -----------------
applicable to the Merger, each of FACO and the Company shall take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such other transactions.

          8.9  Employee Benefit Plans.  At the Effective Time or following a
               ----------------------
reasonable transition period as set forth below, continuing employees of the Company ("Continuing Employees") shall be eligible to participate in those
          --------------------
employee benefit plans maintained by FACO ("FACO Plans") for similarly situated
                                            ----------
employees of FACO (or in substantially similar programs), on the same terms applicable to similarly situated employees of FACO. Each Continuing Employee shall be given credit for any vacation time accrued, but unused, as of the day immediately preceding the Effective Time (or, if later, the time of the transition of such employee from an Employee Benefit Plan to a FACO Plan). Each Continuing Employee will be subject to FACO's sick leave policy and the number of sick days used by such Continuing Employee as of the day immediately preceding the Effective Time will be deducted from the total number of sick days available to such Continuing Employee under such policy. Notwithstanding the foregoing, in lieu of causing the Continuing Employees to participate in FACO Plans as provided in the first sentence of this Section, FACO may, in its sole discretion, as to any one or more of such benefits, cause the Continuing Employees to continue to participate in an Employee Benefit Plan providing the same benefits (other than rights with respect to the acquisition of stock of the Company) as are provided under the Employee Benefits Plans as of the date hereof for a reasonable transition period after the Effective Time. FACO will use commercially reasonable efforts to refrain from terminating the Company's
Section 125 plan during the plan year in which the Effective Time occurs. Each Continuing Employee shall be given credit, for purposes of any service requirement for participation or vesting (but not benefit accrual for purposes of any defined benefit pension plan), for his or her period of service with the Company prior to the Effective Time credited under a similar plan, if any, maintained by FACO, subject to appropriate break in service rules. Each such employee shall, with respect to any FACO Plans which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid in the plan during the calendar year in which the Effective Time occurs (or, if later, the time of the transition of such employee from an Employee Benefit Plan to a FACO Plan) under comparable plans or programs maintained by the Company prior to the Effective

Time. Each Continuing Employee and eligible dependent who, at the Effective Time (or, if later, the time of the transition of such employee from a Employee Benefit Plan to a FACO Plan), was participating in an employee group health plan maintained by the Company shall not be excluded from FACO's employee group health plan or limited coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation to the extent such restriction or limitation did not apply to such Continuing Employee as of the Effective Time (or, if later, the time of transition of such employee from a Employee Benefit Plan to a FACO Plan) under the Company's group health plan.

          8.10  Company Opinion Letter.  On or before the date the Registration
                ----------------------
Statement is filed, FACO shall provide the Company's counsel with a representation letter substantially in the form attached hereto as Exhibit F.
                                                                   ---------

                                   SECTION 9
                                  TERMINATION

          9.1  Events of Termination.  This Agreement may be terminated at any
               ---------------------
time prior to the Effective Time (a) by mutual written agreement of the Parties,
(b) on or after the 180th day from the date hereof (or such later date as the Parties may have agreed to in writing) by FACO, by written notice to the Company, if the conditions set forth in Section 6.1 and Section 6.2 (with the exception of Section 6.2(g) which is provided for in subsection (j) below) hereof shall not have been complied with or performed in any material respect and neither FACO nor FACOSUB shall have materially breached any of their representations, warranties, covenants or agreements contained herein, (c) by FACO, by written notice to the Company, if the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to FACO or FACOSUB its approval or recommendation of the Merger, (d) on or after the 180th day from the date hereof (or such later date as the Parties may have agreed to in writing) by the Company, by written notice to FACO, if the conditions set forth in Section
6.1 and Section 6.3 hereof shall not have been complied with or performed in any material respect and the Company shall not have materially breached any of its representations, warranties, covenants or agreements contained herein, (e) by FACO or the Company by written notice to the other if the Effective Time shall not have occurred within one month after the Closing Date, (f) by FACO, by written notice to the Company, if the Company fails to call the Company Shareholders Meeting on or prior to the 35th day after the Registration Statement is declared effective by the SEC, (g) by the Company, by written notice to FACO, if a Takeover Proposal shall have occurred and the Board of Directors of the Company in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby after determining that to cause the Company to proceed with the transactions contemplated hereby would not be consistent with the Board of Directors' fiduciary duty to the shareholders of the Company, (h) by either FACO or the Company, by written notice to the other, if a court of competent jurisdiction or other Governmental Entity shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, (i) by either FACO or the Company, by written notice to the other, if at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of this Agreement and the Merger shall not have been obtained, (j) by FACO, by written notice to the Company, if as of the date the Registration Statement is declared effective by the SEC, (x) PriceWaterhouseCoopers LLP, as independent auditors of FACO and the Company, shall not have delivered to FACO a letter or letters, in a form reasonably acceptable to FACO, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement and (y) FACO shall not have waived the condition precedent to closing contained in Section 6.2(g), (k) by FACO, by written notice to the Company, if, as a condition to receiving the approval of the Merger by either the FTC or the Antitrust Division or as a condition to the expiration or termination of any waiting period under the HSR Act, either FACO or the Company shall be required to, or required to agree to, (i) divest, sell or hold separate or agree to license to such Party's competitors, before or after the Effective Time, any of FACO's, the Company's or their respective Subsidiaries' businesses, product lines, properties or assets, (ii) make any material changes or accept material restrictions in the operation of such businesses, product lines, properties or assets or (iii) make any changes or accept restrictions in their respective businesses, product lines, properties, assets or to this Agreement or the transactions contemplated hereby which would prevent FACO from accounting for the Merger as a pooling of interests under the Pooling Rules or (l) by the Company, by written notice to FACO, if Chase Securities, Inc., the Company's financial advisor, shall not have delivered to the Company an opinion in customary form and substance, dated the date of mailing of the Proxy Statement/Prospectus, confirming the opinion referred to in Section 3.28.

          9.2  Effect of Termination.  In the event that this Agreement shall be
               ---------------------
terminated pursuant to Section 9.1, all further obligations of the Parties hereto under this Agreement (other than pursuant to Sections 5.2(b), 11.2 and
11.5 which shall continue in full force and effect) shall terminate without further liability or obligation of any Party to any other Party hereunder; provided, however, that no Party shall be released from liability hereunder if
--------  -------
this Agreement is terminated and the transactions contemplated hereby are abandoned by reason of (a) the willful failure of such Party to have performed its obligations hereunder and (b) any knowing misrepresentation made by such Party regarding any matter set forth herein.

                                  SECTION 10
                        NONSURVIVAL OF REPRESENTATIONS

          Except for covenants and agreements which, by their terms, are to be performed after the Effective Time, all representations, warranties, covenants and agreements of the Parties in this Agreement shall not survive the Effective Time, and thereafter no Party hereto shall have any liability under this Agreement with respect to any such representation, warranty or agreement except for liabilities arising from intentional fraud, willful (tortious or illegal) misconduct or criminal acts.

                                  SECTION 11
                                 MISCELLANEOUS

          11.1    Knowledge.  Except as otherwise set forth herein, where any
                  ---------
representation or warranty contained in this Agreement is expressly qualified by reference to information "known" by, or to the "best knowledge, information and belief" of (a) the Company, the Company confirms that one or more of (i) its chief executive officer and president, (ii) its chief financial officer, (iii) its controller, (iv) its general counsel and (v) the presidents of the Company's Subsidiaries (and the Company hereby represents and warrants to FACO that such presidents are the persons in charge of technology matters relating to the operations of the Company and its Subsidiaries) persons in charge of technology matters for the Company and/or its Subsidiaries has made due and diligent inquiry as to the matters that are the subject of such representations and warranties or (b) FACO, FACO confirms that one or more of
(i) its president, (ii) its chief financial officer, (iii) its controller, (iv) its general counsel and (v) its tax director has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

          11.2  Expenses.  The Parties hereto shall pay all of their own
                --------
expenses relating to the transactions contemplated by this Agreement and the documents described herein, including, the fees and expenses of their respective counsel, auditors and financial advisers.

          11.3  Governing Law.  The interpretation and construction of this
                -------------
Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York (exclusive of conflict of laws principles) applicable to agreements executed and to be performed solely within such State.

          11.4  Jurisdiction; Agents for Service of Process.  Any judicial
                -------------------------------------------
proceeding brought against any of the Parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          11.5  Publicity.  Except as otherwise required by law, none of FACO,
                ---------
the Company and their respective Subsidiaries, shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior consent of the other to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably or untimely withheld; provided, however, that either FACO or the Company may, without the
          --------  -------
prior consent of the other, issue any such press release or other public statement as may, upon the advice of counsel, be required by law or the rules or regulations of the NYSE or the Nasdaq Stock Market, as applicable, if it has used all reasonable efforts to consult with the other.

          11.6  Notices.  Any notice or other communication required or
                -------
permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

if to FACO or FACOSUB, to:

          The First American
          Corporation
          1 First American Way
          Santa Ana, California  92707

          Telephone:  714-800-3000
          Facsimile:  714-800-3490
          Attention:  Parker S. Kennedy
                      Thomas Wawersich
                      Kenneth D. DeGiorgio

with a copy to:

          White & Case LLP
          633 West Fifth Street, Suite 1900
          Los Angeles, California  90071
          Telephone:  213-620-7700
          Facsimile:  213-687-0758
          Attention:  Neil W. Rust

if to the Company, to:

          Credit Management Solutions, Inc.
          135 National Business Parkway
          Annapolis Junction, Maryland 20701
          Telephone:  301-362-6000
          Facsimile:  301-362-6312
          Attention:  Scott L. Freiman
          Copy to:    General Counsel

with a copy to:

          Brobeck, Phleger & Harrison LLP
          1333 H Street, N.W., Suite 800
          Washington, D.C. 20005
          Telephone:  202-220-6000
          Facsimile:  202-220-5200
          Attention:  Stephen A. Riddick

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered, sent by facsimile or three business days after deposit into the U.S. mail postage prepaid.

          11.7  Parties in Interest.  This Agreement may not be transferred,
                -------------------
assigned, pledged or hypothecated by any Party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          11.8  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, all of which taken together shall constitute one instrument.

          11.9  Entire Agreement.  This Agreement and the other documents
                ----------------
referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements, understandings, representations and warranties between the parties with respect to such subject matter. The Parties acknowledge and agree that there are no, and there shall not be any, oral agreements, representations or warranties between or among any of the Parties and that for any agreement, representation or warranty to be binding such agreement, representation or warranty must be in a writing executed by each Party.

          11.10  Amendments.  This Agreement may be amended by the Parties, by
                 ----------
action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of FACOSUB and the Company, but, after any such approval by such shareholders, no amendment shall be made which by law requires further approval by such shareholders without such further approval. Any such amendment may not be made orally, but only by an agreement in writing signed by FACO, FACOSUB and the Company.

          11.11  Extension; Waiver.  At any time prior to the Effective Time,
                 -----------------
the Parties may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or other acts of the other parties hereto contained here, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other Parties contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

          11.12  Severability.  In case any provision in this Agreement shall be
                 ------------
held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          11.13  Third Party Beneficiaries.  Except as expressly provided herein
                 -------------------------
(including, for the avoidance of doubt, in Section 8.4), each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto and the shareholders of the Company.

  IN WITNESS WHEREOF, each of FACO, FACOSUB and the Company has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

                                 THE FIRST AMERICAN CORPORATION


                                 By /s/ Thomas A. Klemens
                                   --------------------------
                                   Name: Thomas A. Klemens
                                   Title: EVP/CFO

                                 RUSTI CORP.


                                 By /s/ Kenneth D. DeGiorgio
                                   ---------------------------
                                   Name: Kenneth D. DeGiorgio
                                   Title: Vice President

                                 CREDIT MANAGEMENT SOLUTIONS, INC.


                                 By /s/ Scott L. Freiman
                                   -------------------------
                                   Name: Scott L. Freiman
                                   Title: CEO